                      CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the registration statements of Pacific Telesis Group as follows:

Form  S-3: PacTel Capital  Resources  $500,000,000 Debt Securities and Guarantee
           thereof by Pacific Telesis Group

Form  S-3: Secondary Offering of 137,504 shares of Pacific Telesis Group Common
           Stock

Form  S-3: Shareowner Dividend Reinvestment and Stock Purchase Plan

Form  S-3: Pacific Telesis Group and Pacific Telesis  Financing I, II, and III,
           $1 billion of Trusts' Preferred Securities and Other Securities

Form  S-3: 2,576,494 shares of Pacific Telesis Group Common Stock

Form  S-3: SBC Communications Inc. Dividend Reinvestment Plan

Form  S-4: ABI American Businessphones, Inc. Merger

Form  S-4: SBC Communications Inc. Merger

Form  S-8: Nonemployee Director Stock Option Plan

Form  S-8: Supplemental Retirement and Savings Plan for Salaried Employees

Form  S-8: Supplemental Retirement and Savings Plan for Nonsalaried Employees

Form  S-8: Stock Option and Stock Appreciation Rights Plan

Form  S-8: Stock Incentive Plan

of our reports dated June 25, 1997 with respect to the financial statements of the Pacific Telesis Group Supplemental Retirement and Savings Plan for Salaried Employees, Pacific Telesis Group Supplemental Retirement and Savings Plan for Nonsalaried Employees and the accompanying supplemental schedules of assets held for investment purposes and reportable transactions, filed as part of Exhibits 99a and 99b, respectively, to the Amendment No. 1 to the Annual Report on Form 10-K (Form 11-K) of Pacific Telesis Group for the year ended December 31, 1996.






San Jose, California
June  25, 1997